Exhibit 23.2
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       CONSENT OF ERNST & YOUNG LLP, FORMER INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Sunrise Technologies International, Inc.'s 1999 Long-Term Equity Compensation Plan of our report dated
March 10, 1997, with respect to the consolidated statements of operations, stockholders' equity and cash flows of Sunrise Technologies International, Inc. included in its Annual Report (Form 10-K) for the year ended
December 1, 1996, filed with the Securities and Exchange Commission.




                            /s/ Ernst & Young LLP
                            Ernst & Young LLP



Palo Alto, California
November 23, 1999